PHILLIPS PETROLEUM COMPANY
BARTLESVILLE, OKLAHOMA  74004   918 661-6600


                                                       Exhibit 5



                              September 18, 2001




Phillips Petroleum Company
Phillips Building
Bartlesville, Oklahoma 74004

Dear Sirs:

     At your request I have examined Phillips Petroleum Company's Post-Effective Amendment No. 1 on Form S-8 ("Post-Effective Amendment") to the Registration Statement on Form S-4 (Registration No. 333-55932) (the "Registration Statement"), being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the proposed offering of an aggregate of 2,000,000 shares of common stock, $1.25 par value, of Phillips Petroleum Company (the "Common Stock"), being offered and sold to employees of Tosco Corporation and its subsidiaries from time to time under the terms of the Tosco Corporation Capital Accumulation Plan (the "Plan"), the form of which is filed as
Exhibit 4 to the Post-Effective Amendment.

     In connection with the foregoing, I have examined the originals or copies, certified or otherwise authenticated to my satisfaction, of such corporate records of Phillips Petroleum Company (the "Company"), agreements and other instruments, certificates of public officials and of officers of the Company and other instruments and documents as I have deemed necessary to require as a basis for the opinions hereinafter expressed. As to various questions of fact material to such opinions, I have, where relevant facts were not independently established, relied upon statements of officers of the Company.

     On  the  basis  of the foregoing, I advise you  that  in  my opinion the Common Stock, when sold pursuant to the Plan, has been duly authorized for issuance and, subject to the completion of the filing of the Post-Effective Amendment under the
Securities Act and to compliance with any applicable state securities or Blue Sky laws, will be when sold under the terms of the Plan legally issued, fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Post-Effective Amendment. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,


                             /s/ Robert C. Koch